Exhibit 3.1
                                  -----------



                          CERTIFICATE OF FORMATION OF

                          BOND PRODUCTS DEPOSITOR LLC
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                           CERTIFICATE OF FORMATION

                                      OF

                          BOND PRODUCTS DEPOSITOR LLC



         1. The name of the limited liability company is Bond Products Depositor LLC.

         2. The address of its registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The limited liability company shall have perpetual existence, beginning on the date of filing its Certificate of Formation.

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         IN WITNESS WHEREOF, the undersigned, being the sole person (as defined in the Delaware Limited Liability Act) forming the limited liability company and its sole and initial member, has duly authorized, executed and delivered this Certificate of Formation on April 18, 2003.


                                               NationsBanc Montgomery Holdings
                                               Corporation

                                               By: /s/ Neil Cotty
                                                   ---------------------------
                                                   Neil Cotty, President







          State of Delaware
         Secretary of State
    Division of Corporations
Delivered 06:21 PM 04/22/2003
    FILED 06:21 PM 04/22/2003
SRV 030262666 - 3650226 FILE